Exhibit 77(q)(1)


                                    EXHIBITS

(a)(1) Form of Certificate of Amendment of Certificate of Trust is incorporated by reference to Post-Effective Amendment No. 88 to the Registrant's Registration Statement on Form N-1A as filed on February 27, 2002.

(a)(2) Form of Amendment No. 26 to Amended and Restated Declaration of Trust is incorporated by reference to Post-Effective Amendment No. 88 to the Registrant's Registration Statement on Form N-1A as filed on February 27, 2002.

(b) Disclosure relating to the ING Emerging Countries Fund's and ING International SmallCap Growth Fund's new investment policies complying with Rule 35d-1 is incorporated by reference to Post-Effective Amendment No. 88 to the Registrant's Registration Statement on Form N-1A as filed on February 27, 2002.

(d) Form of Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3 of the Investment Company Act of 1940 is incorporated by reference to Post-Effective Amendment No. 88 to the Registrant's Registration Statement on Form N-1A as filed on February 27, 2002.